Exhibit 23.1

AUDIT ALLIANCE LLP® A Top 18 Audit Firm
10 Anson Road, #20-16 International Plaza, Singapore 079903.

UEN: T12LL1223B GST Reg No:     M90367663E      Tel: (65) 6227 5428

Website: www.allianceaudit.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated August 8, 2023, with respect to the consolidated financial statements of UTime Limited and its subsidiaries, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the Registration Statement.

/s/ Audit Alliance LLP

Singapore

June 7, 2024